              ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC.
                     SUMMARY OF PERIOD ENDED BALANCE SHEETS

                                        Jan. 31, 2000      Oct. 31, 1999       July 31, 1999      April 30, 1999     April 30, 1998
                                        -------------      -------------       -------------      --------------     --------------
                                          (Internal)         (Internal)          (Internal)         (Unaudited)        (unaudited)

Total Current Assets                      $6,913,391        $7,789,443          $6,246,764          $6,283,681         $5,511,794

Total Current Liabilities                  4,695,929         5,512,406           3,897,318           5,375,412          2,566,470
                                         -----------       -----------         -----------         -----------        -----------

Working Capital                            2,217,462         2,277,037           2,349,446             908,269          2,945,324
                                         -----------       -----------         -----------         -----------        -----------

Non-Current Assets:
Property, Plant & Equipment                9,516,527        10,165,383          10,254,602          10,721,582         11,185,659
Intangible Assets                         25,078,110        25,574,407          26,070,704          26,567,001         28,798,455
Other Assets                                  21,113            20,030              38,940             228,309            205,750
                                         -----------       -----------         -----------         -----------        -----------
Total Non-Current Assets                  34,615,750        35,759,820          36,364,246          37,516,892         40,189,864
                                         -----------       -----------         -----------         -----------        -----------


Non-Current Liabilities:
Long-term Debt                             5,706,533         6,182,642           6,639,976           7,087,062          5,622,037
Due to Related Parties                             0           327,853             485,637                   0          1,676,189
Deferred Income Taxes                     13,204,000        13,204,000          13,204,000          13,204,000         14,170,986
                                         -----------       -----------         -----------         -----------        -----------
Total Non-Current Liabilities             18,910,533        19,714,495          20,329,613          20,291,062         21,469,212
                                         -----------       -----------         -----------         -----------        -----------

Total Equity                             $17,922,679       $18,322,362         $18,384,079         $18,134,099        $21,665,976
                                         ===========       ===========         ===========         ===========        ===========


              ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC.
                       ANALYSIS OF STATEMENT OF OPERATIONS

                                                     Nine               Three                 Six               Three
                                                    Months              Months               Months             Months
                                                    Ended               Ended                 Ended             Ended
                                                Jan. 31, 2000       Jan. 31, 2000         Oct. 31, 1999      Oct. 31, 1999
                                                   (Internal)         (Internal)            (Internal)         (Internal)
Revenue                                          $ 19,087,947        $  5,780,451         $ 13,307,496        $  6,952,690

Operating Costs                                    13,021,793           4,035,609            8,986,184           4,721,303
                                                 ------------        ------------         ------------        ------------

Gross Profits                                       6,066,154           1,744,842            4,321,312           2,231,387

S, G & A                                            1,503,068             537,950              965,118             486,818
                                                 ------------        ------------         ------------        ------------

Profit After S, G & A                               4,563,086           1,206,892            3,356,194           1,744,569

Depreciation and Amortization                       3,108,211           1,026,858            2,081,353           1,046,288

Provision for CHAC, Inc. Note Receivable                    0                   0                    0                   0

Compensation for Stock Options                        446,250             148,750              297,500             148,750
                                                 ------------        ------------         ------------        ------------

Operating Profit                                    1,008,625              31,284              977,341             549,531

Interest Expense, net                                 636,298             199,719              436,579             210,098
                                                 ------------        ------------         ------------        ------------

Income Before Taxes                                   372,327            (168,435)             540,762             339,433

Income Taxes                                          100,000                                  100,000
                                                 ------------        ------------         ------------        ------------

Net Income                                            272,327            (168,435)             440,762             339,433
                                                 ------------        ------------         ------------        ------------

Adjustments to EBITDA
Depreciation and Amortization                       3,108,211           1,026,858            2,081,353           1,046,288
Compensation for Stock Options                        446,250             148,750              297,500             148,750
Provision for CHAC, Inc., Note Receivable                   0                   0                    0                   0
Interest Expense, net                                 636,298             199,719              436,579             210,098
Income Taxes                                          100,000                   0              100,000                   0
                                                 ------------        ------------         ------------        ------------
Total EBITDA Adjustments                            4,290,759           1,375,327            2,915,432           1,405,136
                                                 ------------        ------------         ------------        ------------

EBITDA                                           $  4,563,086        $  1,206,892         $  3,356,194        $  1,744,569
                                                 ============        ============         ============        ============

Annualized EBITDA                                $  6,084,115        $  4,827,568         $  6,712,388        $  6,978,276
                                                 ============        ============         ============        ============

                                                        Three                 Year                 Six
                                                        Months                Ended               Months
                                                         Ended              April 30,           Ended April
                                                     Jan. 31, 1999             1999              30, 1998
                                                       (Internal)           (Unaudited)         (Unaudited)
Revenue                                               $  6,354,806         $ 22,032,853         $  8,853,266

Operating Costs                                          4,264,881           15,798,816            6,081,889
                                                      ------------         ------------         ------------

Gross Profits                                            2,089,925            6,234,037            2,771,377

S, G & A                                                   478,300            1,898,736            1,736,156
                                                      ------------         ------------         ------------

Profit After S, G & A                                    1,611,625            4,335,301            1,035,221

Depreciation and Amortization                            1,035,065            4,246,996            1,950,442

Provision for CHAC, Inc. Note Receivable                         0            1,727,923                    0

Compensation for Stock Options                             148,750              595,000            2,320,500
                                                      ------------         ------------         ------------

Operating Profit                                           427,810           (2,234,618)          (3,235,721)

Interest Expense, net                                      226,481              892,805              270,435
                                                      ------------         ------------         ------------

Income Before Taxes                                        201,329           (3,127,423)          (3,506,156)

Income Taxes                                               100,000              (32,960)            (726,135)
                                                      ------------         ------------         ------------

Net Income                                                 101,329           (3,094,463)          (2,780,021)
                                                      ------------         ------------         ------------

Adjustments to EBITDA
Depreciation and Amortization                            1,035,065            4,246,996            1,950,442
Compensation for Stock Options                             148,750              595,000            2,320,500
Provision for CHAC, Inc., Note Receivable                        0            1,727,923                    0
Interest Expense, net                                      226,481              892,805              270,435
Income Taxes                                               100,000              (32,960)            (726,135)
                                                      ------------         ------------         ------------
Total EBITDA Adjustments                                 1,510,296            7,429,764            3,815,242
                                                      ------------         ------------         ------------

EBITDA                                                $  1,611,625         $  4,335,301         $  1,035,221
                                                      ============         ============         ============

Annualized EBITDA                                     $  6,446,500         $  4,335,301         $  2,070,442
                                                      ============         ============         ============



              ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC.
                       ANALYSIS OF STATEMENT OF OPERATIONS



                                              Nine         Three           Six       Three        Three                      Six
                                             months        Months         Months     Months       Months      Year          Months
                                             Ended         Ended          Ended      Ended        Ended      Ended          Ended
                                             Jan. 21,     Jan. 31,       Oct. 31,   Oct. 31,     Jan 31,   April 30,      April 30,
                                             2000           2000           1999       1999         1999       1999           1998
                                           (Internal)    (Internal)    (Internal)  (Internal)   (Internal) (Unaudited)   (Unaudited)

Revenue                                     100.00%       100.00%       100.00%     100.00%      100.00%     100.00%       100.00%

Operating Costs                              68.22%        69.81%        67.53%      67.91%       67.11%      71.71%        68.70%
                                            ------        ------        ------      ------       ------      ------        ------

Gross Profits                                31.78%        30.19%        32.47%      32.09%       32.89%      28.29%        31.30%

S, G & A                                      7.87%         9.31%         7.25%       7.00%        7.53%       8.62%        19.61%
                                            ------        ------        ------      ------       ------      ------        ------

Profit After S, G & A                        23.91%        20.88%        25.22%      25.09%       25.36%      19.67%        11.69%

Depreciation and Amortization                16.28%        17.76%        15.64%      15.05%       16.29%      19.28%        22.03%

Compensation for Stock Options                2.34%         2.57%         2.24%       2.14%        2.34%       2.70%        26.21%

Provision for CAHC, Inc., Note Receivable     0.00%         0.00%         0.00%       0.00%        0.00%       7.84%         0.00%
                                            ------        ------        ------      ------       ------      ------        ------

Operating Profit                              5.29%         0.54%         7.35%       7.91%        6.73%     -10.14%       -36.55%

Interest Expense, net                         3.33%         3.46%         3.28%       3.02%        3.56%       4.05%         3.05%
                                            ------        ------        ------      ------       ------      ------        ------

Income Before Taxes                           1.96%        -2.92%         4.07%       4.88%        3.16%     -14.20%       -39.60%

Income Taxes                                  0.52%         0.00%         0.75%       0.00%        1.57%      -0.15%        -8.20%
                                            ------        ------        ------      ------       ------      ------        ------

Net Income                                    1.43%        -2.92%         3.31%       4.88%        1.59%     -14.05%       -31.40%
                                            ------        ------        ------      ------       ------      ------        ------

Adjustments to EBITDA
Depreciation and Amortization                16.28%        17.76%        15.64%      15.05%       16.29%      19.28%        22.03%
Compensation for Stock Options                2.34%         2.57%         2.24%       2.14%        2.34%       2.70%        26.21%
Provision for CHAC, Inc., Note Receivable     0.00%         0.00%         0.00%       0.00%        0.00%       7.84%         0.00%
Interest Expense, net                         3.33%         3.46%         3.28%       3.02%        3.56%       4.05%         3.05%
Income Taxes                                  0.52%         0.00%         0.75%       0.00%        1.57%      -0.15%        -8.20%
Total EBITDA Adjustments                     22.48%        23.79%        21.91%      20.21%       23.77%      33.72%        43.09%
                                            ------        ------        ------      ------       ------      ------        ------

EBITDA                                       23.91%        20.88%        26.22%      25.09%       25.36%      19.68%        11.69%
                                            ======        ======        ======      ======       ======      ======        ======